UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2012

Cumberland Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 West End Avenue, Suite 950, Nashville, Tennessee		37203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(615) 255-0068

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 29, 2012, Cumberland Pharmaceuticals Inc. (the "Company") implemented a realignment of its national sales organization to more efficiently cover key targets in support of its three marketed products, Caldolor, Acetadote and Kristalose in the United States. As a result of this realignment on November 29, 2012, the Company’s sales personnel moved from 95 individuals to 64 individuals, maintaining approximately two thirds of its pre-realignment sales organization and consolidated its number of nationwide districts from 10 to 8. The Company does not expect to have further changes to its sales personnel as a result of the realignment. The impact on the Company’s earnings will be addressed in its 2013 guidance. The Company expects to incur and pay between $0.50 million and $0.75 million in one-time separation expenses related to this realignment during the fourth quarter ending December 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

November 30, 2012	By:	Rick S. Greene

Name: Rick S. Greene
Title: Chief Financial Officer